Washington Real Estate Investment Trust
Third Quarter 2015

1775 Eye Street, NW

Central Business District, Washington, DC

Supplemental Operating and Financial Data
Contact:	1775 Eye Street, NW
Tejal R. Engman	Suite 1000
Director of Investor Relations	Washington, DC 20006
E-mail: tengman@washreit.com	(202) 774-3200
(301) 984-9610 fax

Company Background and Highlights
Third Quarter 2015

Washington Real Estate Investment Trust ("Washington REIT") is a self-administered equity real estate investment trust investing in income-producing properties in the greater Washington, DC region. Washington REIT has a diversified portfolio with investments in office, retail, and multifamily properties and land for development.

Third Quarter 2015 Highlights

•	Generated Core Funds from Operations (FFO) of $0.45 per fully diluted share for the third quarter, a $0.03 increase over second quarter of 2015 and a $0.02 increase over third quarter of 2014

•	Maintained same-store portfolio occupancy of 92.4%, while increasing overall portfolio occupancy by 70 basis points over second quarter 2015 to 90.7%

•
Executed new and renewal commercial leases totaling 412,000 square feet, the Company's strongest quarterly leasing performance this year, with new leases delivering an average rental rate increase of 28.5% over in-place rents

•	Acquired The Wellington, a 711-unit apartment community with the opportunity to renovate approximately 680 units and on-site density to develop approximately 360 additional units, for $167.0 million

•	Subsequent to quarter end, sold Munson Hill Towers, a 279 unit Class B apartment building located in Falls Church,VA, for $57.1 million

•	Tightened the 2015 Core FFO guidance range to $1.68 to $1.70 from $1.68 to $1.72 per fully diluted share, lowering the mid-point by one cent per share to $1.69

Washington REIT signed commercial leases totaling 412,000 square feet, including 167,000 square feet of new leases and 245,000 square feet of renewal leases. New leases had an average rental rate increase of 28.5% over expiring lease rates and a weighted average lease term of 8.3 years. Commercial tenant improvement costs were $59.68 per square foot and leasing commissions and incentives were $37.05 per square foot for new leases. Renewal leases had an average rental rate decrease of 7.0% from expiring lease rates and a weighted average lease term of 3.1 years. Commercial tenant improvement costs were $2.52 per square foot and leasing commissions and incentives were $3.53 per square foot for renewal leases.

On September 9, 2015, Washington REIT sold its interest in a parcel of land (1225 First Street) in Alexandria, Virginia, for $14.5 million.

On October 21, 2015, Washington REIT sold Munson Hill Towers, a 258,000 square foot Class B high-rise of 279 units located in Falls Church, Virginia, for $57.1 million, or approximately $204,480 per unit. The sale is structured as part of a reverse-1031 exchange in connection with the acquisition of The Wellington, which the Company acquired in the third quarter of 2015.

On September 15, 2015, Washington REIT entered into a five and a half year $150 million unsecured term loan maturing on March 15, 2021 by exercising a portion of the accordion feature under its existing unsecured credit facility. The term loan proceeds were used to repay amounts outstanding on the credit facility. Washington REIT entered into an interest rate swap to swap from a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015. The term loan fits well on Washington REIT's debt maturity ladder and provides the Company with greater flexibility to accelerate legacy asset sales.

As of September 30, 2015, Washington REIT owned a diversified portfolio of 56 properties, totaling approximately 7 million square feet of commercial space and 3,537 multifamily units, and land held for development. These 56 properties consist of 25 office properties, 17 retail centers and 14 multifamily properties. Washington REIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE)

Company Background and Highlights
Third Quarter 2015

Net Operating Income Contribution by Sector - Third Quarter 2015

Retail
24%
(2.5 million sq feet)
Multifamily
22%
(3,537 units)
Office
54%
(4.8 million sq ft)
Crate&Barrel

Certain statements in our earnings release and on our conference call are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements in this earnings release preceded by, followed by or that include the words “believe,” “expect,” “intend,” “anticipate,” “potential,” “project,” “will” and other similar expressions. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the potential for federal government budget reductions, changes in general and local economic and real estate market conditions, the timing and pricing of lease transactions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2014 Form 10-K and subsequent Quarterly Reports on Form 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Consolidated Statements of Operations (In thousands, except per share data) (Unaudited)

Three Months Ended
OPERATING RESULTS	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Real estate rental revenue	$78,243	$74,226	$74,856	$74,359	$73,413
Real estate expenses	(28,109)	(27,229)	(29,208)	(25,911)	(25,914)
50,134	46,997	45,648	48,448	47,499
Real estate depreciation and amortization	(29,349)	(25,503)	(25,275)	(24,503)	(24,354)
Income from real estate	20,785	21,494	20,373	23,945	23,145
Interest expense	(14,486)	(14,700)	(15,348)	(15,183)	(15,087)
Other income	163	192	192	191	192
Acquisition costs	(929)	(992)	(16)	(663)	(69)
Real estate impairment	—	(5,909)	—	—	—
Gain on sale of real estate	—	1,454	30,277	—	—
Loss on extinguishment of debt	—	(119)	—	—	—
General and administrative	(4,953)	(4,306)	(6,080)	(5,981)	(4,523)
Income (loss) from continuing operations	580	(2,886)	29,398	2,309	3,658
Discontinued operations:
Loss on sale of real estate	—	—	—	—	—
Loss from discontinued operations	—	—	—	—	—

Net income (loss)	580	(2,886)	29,398	2,309	3,658
Less: Net loss from noncontrolling interests	67	340	108	21	10
Net income (loss) attributable to the controlling interests	$647	$(2,546)	$29,506	$2,330	$3,668
Per Share Data:
Net income (loss)	$0.01	$(0.04)	$0.43	$0.03	$0.05
Fully diluted weighted average shares outstanding	68,305	68,176	68,191	67,065	66,790
Percentage of Revenues:
Real estate expenses	35.9%	36.7%	39.0%	34.8%	35.3%
General and administrative	6.3%	5.8%	8.1%	8.0%	6.2%
Ratios:
Adjusted EBITDA / Interest expense	3.2	x	3.0	x	2.7	x	3.0	x	2.9	x
Income from continuing operations/Total real estate revenue	0.7%	(3.9)%	39.3%	3.1%	5.0%
Net income /Total real estate revenue	0.8%	(3.4)%	39.4%	3.1%	5.0%

Consolidated Balance Sheets (In thousands) (Unaudited)

	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
Assets
Land	$572,880		$542,654		$543,247		$543,546		$519,859
Income producing property	2,074,425		1,966,612		1,932,908		1,927,407		1,867,752
	2,647,305		2,509,266		2,476,155		2,470,953		2,387,611
Accumulated depreciation and amortization	(677,480)		(670,103)		(649,279)		(640,434)		(620,279)
Net income producing property	1,969,825		1,839,163		1,826,876		1,830,519		1,767,332
Development in progress, including land held for development	35,256		35,314		65,656		76,235		99,500
Total real estate held for investment, net	2,005,081		1,874,477		1,892,532		1,906,754		1,866,832

Investment in real estate held for sale, net	5,010		—		—		—		—
Cash and cash equivalents	21,012		22,778		40,025		15,827		8,571
Restricted cash	12,544		13,705		13,095		10,299		9,496
Rents and other receivables, net of allowance for doubtful accounts	62,306		61,577		60,215		59,745		58,135
Prepaid expenses and other assets	122,629		117,657		117,367		121,082		116,345
Other assets related to properties sold or held for sale	278		—		—		—		—
Total assets	$2,228,860		$2,090,194		$2,123,234		$2,113,707		$2,059,379
Liabilities
Notes payable	$747,540		$597,442		$747,335		$747,208		$747,082
Mortgage notes payable	419,293		419,755		419,250		418,525		413,330
Lines of credit	195,000		185,000		30,000		50,000		5,000
Accounts payable and other liabilities	54,131		50,281		65,447		54,318		64,153
Advance rents	10,766		13,733		14,471		12,528		12,211
Tenant security deposits	9,225		9,053		8,892		8,899		8,625
Liabilities related to properties sold or held for sale	329		—		—		—		—
Total liabilities	1,436,284		1,275,264		1,285,395		1,291,478		1,250,401
Equity
Preferred shares; $0.01 par value; 10,000 shares authorized	—		—		—		—		—
Shares of beneficial interest, $0.01 par value; 100,000 shares authorized	682		682		681		678		667
Additional paid-in capital	1,192,202		1,191,594		1,191,123		1,184,395		1,153,344
Distributions in excess of net income	(399,421)		(379,577)		(356,531)		(365,518)		(347,724)
Accumulated other comprehensive income (loss)	(2,288)		—		—		—		—
Total shareholders' equity	791,175		812,699		835,273		819,555		806,287
Noncontrolling interests in subsidiaries	1,401		2,231		2,566		2,674		2,691
Total equity	792,576		814,930		837,839		822,229		808,978
Total liabilities and equity	$2,228,860		$2,090,194		$2,123,234		$2,113,707		$2,059,379
Total Debt / Total Market Capitalization	0.44	:1	0.40	:1	0.39	:1	0.39	:1	0.41	:1

Funds from Operations (In thousands, except per share data) (Unaudited)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Funds from operations(1)
Net (loss) income	$580	$(2,886)	$29,398	$2,309	$3,658
Real estate depreciation and amortization	29,349	25,503	25,275	24,503	24,354
Gain on sale of depreciable real estate	—	—	(30,277)	—	—
NAREIT funds from operations (FFO)	29,929	22,617	24,396	26,812	28,012
Loss on extinguishment of debt	—	119	—	—	—
Real estate impairment	—	5,909	—	—	—
Loss (gain) on sale of real estate	50	(1,454)	—	—	—
Severance expense	—	—	1,001	582	394
Relocation expense	—	26	64	764	—
Acquisition and structuring expenses	1,034	1,264	234	663	69
Core FFO (1)	$31,013	$28,481	$25,695	$28,821	$28,475

Allocation to participating securities(2)	(47)	(80)	(108)	(53)	(44)

NAREIT FFO per share - basic	$0.44	$0.33	$0.36	$0.40	$0.42
NAREIT FFO per share - fully diluted	$0.44	$0.33	$0.36	$0.40	$0.42
Core FFO per share - fully diluted	$0.45	$0.42	$0.38	$0.43	$0.43

Common dividend per share	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	68,186	68,176	68,141	67,002	66,738
Average shares - fully diluted (for FFO and FAD)	68,305	68,375	68,191	67,065	66,790
(1) See "Supplemental Definitions" on page 27 of this supplemental for the definitions of FFO and Core FFO.
(2) Adjustment to the numerators for FFO and Core FFO per share calculations when applying the two-class method for calculating EPS.

Funds Available for Distribution (In thousands, except per share data) (Unaudited)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Funds available for distribution(1)
NAREIT FFO	$29,929	$22,617	$24,396	$26,812	$28,012
Non-cash loss on extinguishment of debt	—	119	—	—	—
Tenant improvements and incentives	(5,231)	(3,417)	(3,730)	(7,103)	(7,649)
Leasing commissions	(1,714)	(1,149)	(1,606)	(7,800)	(1,323)
Recurring capital improvements	(1,326)	(737)	(689)	(1,811)	(1,720)
Straight-line rent, net	(680)	(538)	407	(1,087)	(658)
Non-cash fair value interest expense	38	36	35	33	32
Non-real estate depreciation and amortization	938	1,123	938	1,578	994
Amortization of lease intangibles, net	913	970	768	729	704
Amortization and expensing of restricted share and unit compensation	863	1,195	1,826	1,134	1,307
Funds available for distribution (FAD)	23,730	20,219	22,345	12,485	19,699
Gain on sale of real estate	50	(1,454)	—	—	—
Non-share-based severance expense	—	—	196	546	313
Relocation expense	—	26	81	85	—
Acquisition and structuring expenses	1,034	1,264	234	663	69
Real estate impairment	—	5,909	—	—	—
Core FAD (1)	$24,814	$25,964	$22,856	$13,779	$20,081

Allocation to participating securities(2)	(47)	(80)	(108)	(53)	(44)

FAD per share - basic	$0.35	$0.30	$0.33	$0.19	$0.29
FAD per share - fully diluted	$0.35	$0.29	$0.33	$0.19	$0.29
Core FAD per share - fully diluted	$0.36	$0.38	$0.33	$0.20	$0.30

Common dividend per share	$0.30	$0.30	$0.30	$0.30	$0.30

Average shares - basic	68,186	68,176	68,141	67,002	66,738
Average shares - fully diluted (for FFO and FAD)	68,305	68,375	68,191	67,065	66,790
(1)  See "Supplemental Definitions" on page 30 of this supplemental for the definitions of FAD and Core FAD.
(2)  Adjustment to the numerators for FAD and Core FAD per share calculations when applying the two-class method for calculating EPS.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (In thousands) (Unaudited)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Adjusted EBITDA (1)

Net income (loss)	$580	$(2,886)	$29,398	$2,309	$3,658
Add:
Interest expense, including discontinued operations	14,486	14,700	15,348	15,183	15,087
Real estate depreciation and amortization, including discontinued operations	29,349	25,503	25,275	24,503	24,354
Income tax expense	41	28	—	—	46
Real estate impairment	—	5,909	—	—	—
Non-real estate depreciation	168	178	103	793	113
Severance expense	—	—	1,001	582	394
Relocation expense	—	26	64	764	—
Acquisition and structuring expenses	1,034	1,264	234	663	69
Less:
Net loss (gain) on sale of real estate	50	(1,454)	(30,277)	—	—
Loss on extinguishment of debt	—	119	—	—	—
Adjusted EBITDA	$45,708	$43,387	$41,146	$44,797	$43,721

(1) Adjusted EBITDA is earnings before interest expense, taxes, depreciation, amortization, gain on sale of real estate, real estate impairment, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses, gain from non-disposal activities and allocations to noncontrolling interests. We consider Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, and the cost of debt or non-operating gains and losses. Adjusted EBITDA is a non-GAAP measure.

Long Term Debt Analysis ($'s in thousands)

	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Balances Outstanding

Secured
Conventional fixed rate	$419,293	$419,755	$419,250	$418,525	$413,330
Unsecured
Fixed rate bonds	597,540	597,442	747,335	747,208	747,082
Term loans	150,000	—	—	—	—
Credit facility	195,000	185,000	30,000	50,000	5,000
Unsecured total	942,540	782,442	777,335	797,208	752,082
Total	$1,361,833	$1,202,197	$1,196,585	$1,215,733	$1,165,412

Average Interest Rates

Secured
Conventional fixed rate	5.2%	5.2%	5.2%	5.2%	5.3%
Unsecured
Fixed rate bonds	4.7%	4.7%	4.9%	4.9%	4.9%
Term loans (1)	2.7%	—%	—%	—%	—%
Credit facility	1.2%	1.2%	1.4%	1.4%	1.4%
Unsecured total	3.7%	3.9%	4.7%	4.7%	4.8%
Average	4.2%	4.4%	4.9%	4.9%	5.0%

(1) Washington REIT entered into an interest rate swap to swap from a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015.

Note: The current balances outstanding of the secured and unsecured fixed rate bonds and notes are shown net of discounts/premiums of $4.1 million and $2.5 million, respectively.

Long Term Debt Maturities (in thousands, except average interest rates)
, except per share data)

	Future Maturities of Debt
Year	Secured Debt	Unsecured Debt	Credit Facilities	Total Debt		Avg Interest Rate
2015	$—	$—	$—	$—
2016	163,472	—	—	163,472		5.1%
2017	150,903	—	—	150,903		5.9%
2018	—	—	—	—
2019	31,280	—	195,000	226,280		1.9%
2020	—	250,000	—	250,000		5.1%
2021	—	150,000	—	150,000	(1)	2.7%
2022	44,517	300,000	—	344,517		4.0%
2023	—	—	—	—
2024	—	—	—	—
2025	—	—	—	—
Thereafter	—	50,000	—	50,000		7.4%
Scheduled principal payments	$390,172	$750,000	$195,000	$1,335,172		4.2%
Scheduled amortization payments	24,986	—	—	24,986		4.7%
Net discounts/premiums	4,135	(2,460)	—	1,675
Total maturities	$419,293	$747,540	$195,000	$1,361,833		4.2%
Weighted average maturity =4.8 years

(1) Washington REIT entered into an interest rate swap to swap from a LIBOR plus 110 basis points floating interest rate to a 2.72% all-in fixed interest rate commencing October 15, 2015.

Debt Covenant Compliance

	Unsecured Notes Payable		Unsecured Line of Credit ($600.0 million)
	Quarter Ended September 30, 2015	Covenant	Quarter Ended September 30, 2015	Covenant
% of Total Indebtedness to Total Assets(1)	48.9%	≤ 65.0%	N/A	N/A
Ratio of Income Available for Debt Service to Annual Debt Service	3.1	≥ 1.5	N/A	N/A
% of Secured Indebtedness to Total Assets(1)	14.9%	≤ 40.0%	N/A	N/A
Ratio of Total Unencumbered Assets(2) to Total Unsecured Indebtedness	2.3	≥ 1.5	N/A	N/A
% of Net Consolidated Total Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	43.4%	≤ 60.0%
Ratio of Consolidated Adjusted EBITDA(4) to Consolidated Fixed Charges(5)	N/A	N/A	3.03	≥ 1.50
% of Consolidated Secured Indebtedness to Consolidated Total Asset Value(3)	N/A	N/A	13.4%	≤ 40.0%
% of Consolidated Unsecured Indebtedness to Unencumbered Pool Value(6)	N/A	N/A	36.4%	≤ 60.0%
Ratio of Unencumbered Adjusted Net Operating Income to Consolidated Unsecured Interest Expense	N/A	N/A	4.16	≥ 1.75

(1) Total Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(2) Total Unencumbered Assets is calculated by applying a capitalization rate of 7.50% to the EBITDA(4) from unencumbered properties from the last four consecutive quarters, excluding EBITDA from acquired, disposed, and non-stabilized development properties.

(3) Consolidated Total Asset Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from the most recently ended quarter for each asset class, excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this amount, we add the purchase price of acquisitions during the past 6 quarters plus values for development, major redevelopment and low occupancy properties.

(4) Consolidated Adjusted EBITDA is defined as earnings before noncontrolling interests, depreciation, amortization, interest expense, income tax expense, acquisition costs, extraordinary, unusual or nonrecurring transactions including sale of assets, impairment, gains and losses on extinguishment of debt and other non-cash charges.

(5) Consolidated Fixed Charges consist of interest expense excluding capitalized interest and amortization of deferred financing costs, principal payments and preferred dividends, if any.
(6) Unencumbered Pool Value is the sum of unrestricted cash plus the quotient of applying a capitalization rate to the annualized NOI from unencumbered properties from the most recently ended quarter for each asset class excluding NOI from disposed properties, acquisitions during the past 6 quarters, development, major redevelopment and low occupancy properties. To this we add the purchase price of unencumbered acquisitions during the past 6 quarters and values for unencumbered development, major redevelopment and low occupancy properties.

Capital Analysis (In thousands, except per share amounts)

	9/30/2015		6/30/2015		3/31/2015		12/31/2014		9/30/2014
Market Data

Shares Outstanding	$68,180		$68,162		$68,126		$67,819		$66,663
Market Price per Share	24.93		25.95		27.63		27.66		25.38
Equity Market Capitalization	$1,699,727		$1,768,804		$1,882,321		$1,875,874		$1,691,907

Total Debt	$1,361,833		$1,202,197		$1,196,585		$1,215,733		$1,165,412
Total Market Capitalization	$3,061,560		$2,971,001		$3,078,906		$3,091,607		$2,857,319

Total Debt to Market Capitalization	0.44	:1	0.40	:1	0.39	:1	0.39	:1	0.41	:1

Earnings to Fixed Charges(1)	1.0x		0.8x		2.9x		1.1x		1.2x
Debt Service Coverage Ratio(2)	2.9x		2.7x		2.5x		2.8x		2.7x

Dividend Data

Total Dividends Paid	$20,491		$20,500		$20,519		$20,124		$20,019
Common Dividend per Share	$0.30		$0.30		$0.30		$0.30		$0.30
Payout Ratio (Core FFO per share basis)	66.7%		71.4%		78.9%		69.8%		69.8%
Payout Ratio (Core FAD per share basis)	83.3%		78.9%		90.9%		150.0%		100.0%

(1) The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of income from continuing operations attributable to the controlling interests plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortized costs of debt issuance, plus interest costs capitalized.

(2) Debt service coverage ratio is computed by dividing Adjusted EBITDA (see page 8) by interest expense and principal amortization.

Same-Store Portfolio Net Operating Income (NOI) Growth & Rental Growth 2015 vs. 2014

	Three Months Ended September 30,			Rental Rate
	2015	2014	% Change	Growth
Cash NOI:
Multifamily	$8,775	$8,878	(1.2)%	(2.0)%
Office	26,275	25,702	2.2%	1.9%
Retail	11,164	11,558	(3.4)%	2.5%
Overall Same-Store Portfolio (1)	$46,214	$46,138	0.2%	1.1%

NOI:
Multifamily	$8,770	$8,886	(1.3)%	(2.1)%
Office	25,688	25,731	(0.2)%	0.9%
Retail	11,336	11,621	(2.5)%	3.2%
Overall Same-Store Portfolio (1)	$45,794	$46,238	(1.0)%	0.6%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Wellington
Retail - Spring Valley Retail Center
Development/Redevelopment:
Multifamily - The Maxwell
Office - Silverline Center
Sold properties classified as continuing operations:
Multifamily - Country Club Towers

Same-Store Portfolio Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2015
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$14,897	$41,221	$14,783	$—	$70,901
Non same-store - acquired and in development (1)	4,046	2,395	901	—	7,342
Total	18,943	43,616	15,684	—	78,243
Real estate expenses
Same-store portfolio	6,127	15,533	3,447	—	25,107
Non same-store - acquired and in development (1)	1,721	1,079	202	—	3,002
Total	7,848	16,612	3,649	—	28,109
Net Operating Income (NOI)
Same-store portfolio	8,770	25,688	11,336	—	45,794
Non same-store - acquired and in development (1)	2,325	1,316	699	—	4,340
Total	$11,095	$27,004	$12,035	$—	$50,134

Same-store portfolio NOI (from above)	$8,770	$25,688	$11,336	$—	$45,794
Straight-line revenue, net for same-store properties	4	(329)	(182)	—	(507)
FAS 141 Min Rent	1	402	(47)	—	356
Amortization of lease intangibles for same-store properties	—	514	57	—	571
Same-store portfolio cash NOI	$8,775	$26,275	$11,164	$—	$46,214
Reconciliation of NOI to net income
Total NOI	$11,095	$27,004	$12,035	$—	$50,134
Depreciation and amortization	(7,905)	(17,487)	(3,708)	(249)	(29,349)
General and administrative	—	—	—	(4,953)	(4,953)
Interest expense	(2,464)	(3,003)	(227)	(8,792)	(14,486)
Other income	—	—	—	163	163
Acquisition costs	—	—	—	(929)	(929)
Net income	726	6,514	8,100	(14,760)	580
Net loss attributable to noncontrolling interests	—	—	—	67	67
Net income attributable to the controlling interests	$726	$6,514	$8,100	$(14,693)	$647
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Same-Store Net Operating Income (NOI) Detail (In thousands)

	Three Months Ended September 30, 2014
	Multifamily	Office	Retail	Corporate and Other	Total
Real estate rental revenue
Same-store portfolio	$14,953	$40,566	$14,825	$—	$70,344
Non same-store - acquired and in development (1)	1,007	2,062	—	—	3,069
Total	15,960	42,628	14,825	—	73,413

Real estate expenses
Same-store portfolio	6,067	14,835	3,204	—	24,106
Non same-store - acquired and in development (1)	577	1,231	—	—	1,808
Total	6,644	16,066	3,204	—	25,914

Net Operating Income (NOI)
Same-store portfolio	8,886	25,731	11,621	—	46,238
Non same-store - acquired and in development (1)	430	831	—	—	1,261
Total	$9,316	$26,562	$11,621	$—	$47,499

Same-store portfolio NOI (from above)	$8,886	$25,731	$11,621	$—	$46,238
Straight-line revenue, net for same-store properties	—	(568)	(71)	—	(639)
FAS 141 Min Rent	(8)	268	(57)	—	203
Amortization of lease intangibles for same-store properties	—	271	65	—	336
Same-store portfolio cash NOI	$8,878	$25,702	$11,558	$—	$46,138

Reconciliation of NOI to net income
Total NOI	$9,316	$26,562	$11,621	$—	$47,499
Depreciation and amortization	(4,252)	(16,655)	(3,200)	(247)	(24,354)
General and administrative	—	—	—	(4,523)	(4,523)
Interest expense	(2,492)	(3,024)	(247)	(9,324)	(15,087)
Other income	—	—	—	192	192
Acquisition costs	—	—	—	(69)	(69)
Net income	2,572	6,883	8,174	(13,971)	3,658
Net income attributable to noncontrolling interests	—	—	—	10	10
Net income attributable to the controlling interests	$2,572	$6,883	$8,174	$(13,961)	$3,668
(1) For a list of non-same-store properties and held for sale and sold properties, see page 13 of this Supplemental.

Net Operating Income (NOI) by Region

	Percentage of NOI
	Q3 2015	YTD 2015
DC
Multifamily	5.2%	5.5%
Office	24.3%	25.3%
Retail	1.8%	2.0%
	31.3%	32.8%
Maryland
Multifamily	2.5%	2.5%
Office	10.4%	10.5%
Retail	15.7%	16.2%
	28.6%	29.2%
Virginia
Multifamily	14.4%	12.0%
Office	19.1%	19.3%
Retail	6.6%	6.7%
	40.1%	38.0%

Total Portfolio	100.0%	100.0%

Same-Store and Overall Physical Occupancy Levels by Sector

	Physical Occupancy - Same-Store Properties (1)
Sector	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Multifamily	93.4%	94.5%	94.0%	93.8%	94.2%
Office	90.8%	91.0%	90.6%	90.9%	90.7%
Retail	94.3%	92.8%	94.7%	94.5%	94.4%

Overall Portfolio	92.4%	92.4%	92.6%	92.6%	92.6%

	Physical Occupancy - All Properties
Sector	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Multifamily	92.3%	91.7%	89.5%	93.8%	94.3%
Office	87.8%	87.6%	86.7%	86.9%	87.1%
Retail	94.4%	92.9%	94.7%	94.4%	94.4%

Overall Portfolio	90.7%	90.0%	89.5%	90.5%	90.7%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Wellington
Retail - Spring Valley Retail Center
Development/Redevelopment:
Multifamily - The Maxwell
Office - Silverline Center
Sold properties classified as continuing operations:
Multifamily - Country Club Towers

Same-Store Portfolio and Overall Economic Occupancy Levels by Sector

	Economic Occupancy - Same-Store Properties(1)
Sector	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Multifamily	95.0%	95.7%	94.9%	94.2%	94.0%
Office	91.3%	91.3%	90.9%	91.1%	90.9%
Retail	92.2%	92.8%	93.8%	94.9%	94.9%

Overall Portfolio	92.3%	92.5%	92.4%	92.5%	92.3%

	Economic Occupancy - All Properties
Sector	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Multifamily	92.7%	90.6%	88.4%	94.2%	94.1%
Office	87.7%	87.2%	86.5%	86.8%	87.0%
Retail	92.3%	92.9%	93.5%	94.5%	94.9%

Overall Portfolio	89.8%	89.0%	88.2%	89.8%	90.0%

(1) Non same-store properties were:
Acquisitions:
Multifamily - The Wellington
Retail - Spring Valley Retail Center
Development/Redevelopment:
Multifamily - The Maxwell
Office - Silverline Center
Sold properties classified as continuing operations:
Multifamily - Country Club Towers

Acquisition and Disposition Summary
2015
($ in thousands)
0,

Acquisition Summary
	Location	Acquisition Date	Property Type	# of units	9/30/2015 Leased Percentage	Investment
The Wellington	Arlington, VA	July 1, 2015	Multifamily	711	95%	$167,000
012

Disposition Summary
	Location	Disposition Date	Property Type	# of units	Contract Sales Price	GAAP Gain
Country Club Towers	Arlington, VA	March 20, 2015	Multifamily	227	$37,800	$30,277
Land interest at 1225 First Street	Alexandria, VA	September 9, 2015	Multifamily	N/A	14,500	—
				227	$52,300	$30,277

Development/Re-Development Summary
September 30, 2015
($ in thousands)

Property and Location	Total Rentable Square Feet or # of Units	Cost to Date	Draws on Construction Loan to Date	Construction Completion Date	Leased %
Development Summary
The Maxwell, Arlington, VA	163 units & 2,200 square feet retail	$47,323	$31,707	fourth quarter 2014	81%

Re-Development Summary
Silverline Center,Tysons, VA	532,000 square feet	$34,156	N/A	first quarter 2015	64%

Commercial Leasing Summary - New Leases

	3rd Quarter 2015		2nd Quarter 2015		1st Quarter 2015		4th Quarter 2014		3rd Quarter 2014
Gross Leasing Square Footage
Office Buildings	93,389		57,693		61,141		92,349		37,852
Retail Centers	74,102		35,095		10,853		10,965		10,408
Total	167,491		92,788		71,994		103,314		48,260
Weighted Average Term (yrs)
Office Buildings	6.8		6.8		7.5		8.5		7.4
Retail Centers	10.2		9.6		11.0		9.2		9.8
Total	8.3		7.8		8.0		8.6		7.9

Rental Rate Increases:	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$27.72	$28.67	$36.35	$38.06	$31.43	$33.14	$30.37	$31.66	$31.50	$32.62
Retail Centers	22.32	22.77	23.77	25.30	41.57	41.85	34.95	35.52	36.96	37.29
Total	$25.33	$26.06	$31.59	$33.23	$32.96	$34.45	$30.85	$32.07	$32.68	$33.63

Rate on new leases
Office Buildings	$36.46	$33.53	$41.61	$38.11	$35.39	$32.49	$38.39	$34.43	$33.77	$30.68
Retail Centers	27.61	26.14	28.17	26.42	52.79	46.99	41.82	37.65	43.69	38.76
Total	$32.55	$30.26	$36.53	$33.69	$38.01	$34.68	$38.75	$34.77	$35.91	$32.43

Percentage Increase
Office Buildings	31.6%	17.0%	14.5%	0.2%	12.6%	(2.0)%	26.4%	8.8%	7.2%	(5.9)%
Retail Centers	23.7%	14.8%	18.5%	4.4%	27.0%	12.3%	19.7%	6.0%	18.2%	4.0%
Total	28.5%	16.1%	15.6%	1.4%	15.3%	0.7%	25.6%	8.4%	9.9%	(3.6)%

	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$4,775,584	$51.14	$2,209,271	$38.29	$3,255,324	$53.24	$4,609,137	$49.91	$1,499,573	$39.62
Retail Centers	5,220,923	70.46	592,351	16.88	353,335	32.56	120,600	11.00	162,180	15.58
Subtotal	$9,996,507	$59.68	$2,801,622	$30.19	$3,608,659	$50.12	$4,729,737	$45.78	$1,661,753	$34.43
Leasing Commissions and Incentives
Office Buildings	$4,556,279	$48.79	$1,809,746	$31.37	$2,092,175	$34.22	$3,328,304	$36.04	$1,345,301	$35.54
Retail Centers	1,649,704	22.26	592,483	16.88	754,661	69.53	275,428	25.12	291,731	28.03
Subtotal	$6,205,983	$37.05	$2,402,229	$25.89	$2,846,836	$39.54	$3,603,732	$34.88	$1,637,032	$33.92
Tenant Improvements and Leasing Commissions and Incentives
Office Buildings	$9,331,863	$99.93	$4,019,017	$69.66	$5,347,499	$87.46	$7,937,441	$85.95	$2,844,874	$75.16
Retail Centers	6,870,627	92.72	1,184,834	33.76	1,107,996	102.09	396,028	36.12	453,911	43.61
Total	$16,202,490	$96.73	$5,203,851	$56.08	$6,455,495	$89.66	$8,333,469	$80.66	$3,298,785	$68.35

Commercial Leasing Summary - Renewal Leases

	3rd Quarter 2015				2nd Quarter 2015		1st Quarter 2015		4th Quarter 2014		3rd Quarter 2014
Gross Leasing Square Footage
Office Buildings	191,599				71,112		135,134		575,499		44,214
Retail Centers	53,415				95,048		111,342		45,084		170,568
Total	245,014				166,160		246,476		620,583		214,782
Weighted Average Term (yrs)
Office Buildings	2.8				3.9		4.8		6.1		7.4
Retail Centers	4.4				5.8		5.4		6.8		5.1
Total	3.1				4.9		5.1		6.1		5.6

Rental Rate Increases:	GAAP		CASH		GAAP	CASH	GAAP	CASH	GAAP	CASH	GAAP	CASH
Rate on expiring leases
Office Buildings	$35.23		$37.43		$30.91	$33.07	$35.26	$36.79	$35.87	$37.53	$32.89	$35.79
Retail Centers	23.21		23.72		17.57	18.54	16.14	16.71	33.21	35.65	13.65	13.86
Total	$32.61		$34.44		$23.28	$24.76	$26.63	$27.72	$35.67	$37.39	$17.61	$18.37

Rate on new leases
Office Buildings	$31.37		$30.29		$32.43	$31.37	$37.98	$35.99	$37.25	$35.44	$44.95	$41.11
Retail Centers	26.63		26.10		22.49	21.25	17.06	16.64	40.26	37.30	14.67	14.47
Total	$30.34		$29.38		$26.75	$25.58	$28.53	$27.25	$37.46	$35.57	$20.90	$19.95

Percentage Increase
Office Buildings	(11.0)%	(1)	(19.1)%	(1)	4.9%	(5.1)%	7.7%	(2.2)%	3.9%	(5.6)%	36.7%	14.9%
Retail Centers	14.7%		10.0%		28.0%	14.6%	5.7%	(0.4)%	21.2%	4.6%	7.4%	4.4%
Total	(7.0)%		(14.7)%		14.9%	3.3%	7.2%	(1.7)%	5.0%	(4.9)%	18.7%	8.6%

	Total Dollars		$ per Sq Ft		Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft	Total Dollars	$ per Sq Ft
Tenant Improvements
Office Buildings	$580,967		$3.03		$423,589	$5.96	$550,948	$4.08	$14,952,993	$25.98	$595,757	$13.47
Retail Centers	36,540		0.68		39,183	0.41	152,391	1.37	33,370	0.74	—	—
Subtotal	$617,507		$2.52		$462,772	$2.79	$703,339	$2.85	$14,986,363	$24.15	$595,757	$2.77
Leasing Commissions and Incentives
Office Buildings	$744,977		$3.89		$368,593	$5.19	$929,511	$6.88	$9,087,273	$15.79	$532,789	$12.05
Retail Centers	119,946		2.25		199,976	2.10	243,602	2.19	192,343	4.27	51,270	0.30
Subtotal	$864,923		$3.53		$568,569	$3.43	$1,173,113	$4.76	$9,279,616	$14.96	$584,059	$2.72
Tenant Improvements and Leasing Commissions and Incentives
Office Buildings	$1,325,944		$6.92		$792,182	$11.15	$1,480,459	$10.96	$24,040,266	$41.77	$1,128,546	$25.52
Retail Centers	156,486		2.93		239,159	2.51	395,993	3.56	225,713	5.01	51,270	0.30
Total	$1,482,430		$6.05		$1,031,341	$6.22	$1,876,452	$7.61	$24,265,979	$39.11	$1,179,816	$5.49
(1) Office renewal spreads were significantly negatively impacted by one anomalous, short-term lease renewal, excluding which, average rental rates for office lease renewals increased by 1.4%.

10 Largest Tenants - Based on Annualized Commercial Income
September 30, 2015

Tenant	Number of Buildings	Weighted Average Remaining Lease Term in Months	Percentage of Aggregate Portfolio Annualized Commercial Income	Aggregate Rentable Square Feet	Percentage of Aggregate Occupied Square Feet
World Bank	1	63	5.78%	210,354	3.27%
Advisory Board Company	2	44	3.72%	199,762	3.10%
Booz Allen Hamilton, Inc.	1	124	2.70%	222,989	3.46%
Engility Corporation	1	24	2.55%	134,126	2.08%
Squire Patton Boggs (USA) LLP (1)	1	19	2.41%	110,566	1.72%
Epstein, Becker & Green, P.C.	1	15	1.31%	53,427	0.83%
General Services Administration	3	38	1.23%	52,282	0.81%
Alexandria City School Board	1	164	1.18%	84,693	1.32%
Hughes Hubbard & Reed LLP	1	29	1.15%	53,208	0.83%
Cozen O'Connor	1	7	1.14%	36,574	0.57%
Total/Weighted Average		66	23.17%	1,157,981	17.99%

(1) Squire Patton Boggs (USA) LLP's space is currently subleased to Advisory Board Company, who will become the primary lessee on May 1, 2017.

Industry Diversification
September 30, 2015

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Professional, Scientific, and Technical Services	$76,825,756	38.40%	2,227,459	34.51%
Credit Intermediation and Related Activities	18,611,032	9.30%	328,570	5.09%
Religious, Grantmaking, Civic, Professional, and Similar Organizations	11,765,946	5.88%	311,578	4.83%
Food Services and Drinking Places	8,674,135	4.34%	270,839	4.20%
Food and Beverage Stores	6,710,904	3.35%	335,018	5.19%
Educational Services	6,635,524	3.32%	225,375	3.49%
Ambulatory Health Care Services	5,915,019	2.96%	182,926	2.83%
Executive, Legislative, and Other General Government Support	5,533,650	2.77%	155,732	2.41%
Furniture and Home Furnishings Stores	4,575,724	2.29%	216,089	3.35%
Health and Personal Care Stores	4,106,043	2.05%	108,985	1.69%
Personal and Laundry Services	4,005,881	2.00%	123,400	1.91%
Securities, Commodity Contracts, and Other Financial Investments and Related Activities	3,791,200	1.90%	105,489	1.63%
Electronics and Appliance Stores	3,400,239	1.70%	176,455	2.73%
Sporting Goods, Hobby, Book, and Music Stores	3,353,849	1.68%	201,827	3.13%
Administrative and Support Services	2,996,264	1.50%	83,909	1.30%
Broadcasting (except Internet)	2,994,065	1.50%	70,672	1.10%
Miscellaneous Store Retailers	2,895,040	1.45%	150,420	2.33%
Publishing Industries (except Internet)	2,830,837	1.41%	79,659	1.23%
General Merchandise Stores	2,333,709	1.17%	265,366	4.11%
Amusement, Gambling, and Recreation Industries	2,099,502	1.05%	115,580	1.79%
Clothing and Clothing Accessories Stores	1,985,855	0.99%	103,610	1.61%
Telecommunications	1,946,312	0.97%	49,933	0.77%
Nursing and Residential Care Facilities	1,888,051	0.94%	66,810	1.04%
Real Estate	1,643,406	0.82%	46,172	0.72%
Social Assistance	1,257,465	0.63%	50,318	0.78%
Building Material and Garden Equipment and Supplies Dealers	1,173,193	0.59%	38,330	0.59%

Industry Diversification (continued)
September 30, 2015

Industry Classification (NAICS)	Annualized Base Rental Revenue	Percentage of Aggregate Annualized Rent	Aggregate Rentable Square Feet	Percentage of Aggregate Square Feet
Chemical Manufacturing	936,612	0.47%	20,036	0.31%
Insurance Carriers and Related Activities	846,676	0.42%	26,905	0.42%
Merchant Wholesalers, Durable Goods	845,415	0.42%	23,445	0.36%
Motor Vehicle and Parts Dealers	783,501	0.39%	43,672	0.68%
Merchant Wholesalers, Nondurable Goods	771,297	0.39%	48,208	0.75%
Construction of Buildings	665,461	0.33%	21,965	0.34%
Transportation Equipment Manufacturing	558,973	0.28%	20,641	0.32%
Other	4,705,134	2.34%	158,243	2.46%
Total	$200,061,670	100.00%	$6,453,636	100.00%

Lease Expirations
September 30, 2015

Year	Number of Leases	Rentable Square Feet	Percent of Rentable Square Feet	Annualized Rent *	Average Rental Rate	Percent of Annualized Rent *
Office:
2015	18	76,423	1.75%	$2,724,070	$35.64	1.58%
2016	109	471,774	10.79%	18,386,646	38.97	10.63%
2017	89	569,274	13.01%	22,013,483	38.67	12.73%
2018	89	450,452	10.30%	16,835,841	37.38	9.73%
2019	83	683,874	15.63%	24,721,963	36.15	14.29%
2020 and thereafter	260	2,122,262	48.52%	88,281,609	41.60	51.04%
	648	4,374,059	100.00%	$172,963,612	39.54	100.00%
Retail:
2015	9	21,181	0.92%	$638,082	30.13	1.16%
2016	29	115,238	5.01%	3,351,240	29.08	6.08%
2017	48	261,084	11.35%	7,006,419	26.84	12.70%
2018	44	370,592	16.11%	5,465,405	14.75	9.91%
2019	39	173,299	7.53%	5,134,558	29.63	9.31%
2020 and thereafter	156	1,359,548	59.08%	33,552,889	24.68	60.84%
	325	2,300,942	100.00%	$55,148,593	23.97	100.00%
Total:
2015	27	97,604	1.46%	3,362,152	34.45	1.47%
2016	138	587,012	8.79%	21,737,886	37.03	9.53%
2017	137	830,358	12.44%	29,019,902	34.95	12.72%
2018	133	821,044	12.30%	22,301,246	27.16	9.78%
2019	122	857,173	12.84%	29,856,521	34.83	13.09%
2020 and thereafter	416	3,481,810	52.17%	121,834,498	34.99	53.41%
	973	6,675,001	100.00%	$228,112,205	34.17	100.00%

* Annualized Rent is equal to the rental rate effective at lease expiration (cash basis) multiplied by 12.

Schedule of Properties
September 30, 2015

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET
Office Buildings
1901 Pennsylvania Avenue	Washington, DC	1977	1960	101,000
51 Monroe Street	Rockville, MD	1979	1975	223,000
515 King Street	Alexandria, VA	1992	1966	75,000
6110 Executive Boulevard	Rockville, MD	1995	1971	202,000
1220 19th Street	Washington, DC	1995	1976	104,000
1600 Wilson Boulevard	Arlington, VA	1997	1973	168,000
Silverline Center	Tysons, VA	1997	1972/1986/1999	532,000
600 Jefferson Plaza	Rockville, MD	1999	1985	113,000
Wayne Plaza	Silver Spring, MD	2000	1970	99,000
Courthouse Square	Alexandria, VA	2000	1979	115,000
One Central Plaza	Rockville, MD	2001	1974	267,000
1776 G Street	Washington, DC	2003	1979	263,000
West Gude Drive	Rockville, MD	2006	1984/1986/1988	277,000
Monument II	Herndon, VA	2007	2000	208,000
2000 M Street	Washington, DC	2007	1971	231,000
2445 M Street	Washington, DC	2008	1986	290,000
925 Corporate Drive	Stafford, VA	2010	2007	134,000
1000 Corporate Drive	Stafford, VA	2010	2009	136,000
1140 Connecticut Avenue	Washington, DC	2011	1966	183,000
1227 25th Street	Washington, DC	2011	1988	135,000
Braddock Metro Center	Alexandria, VA	2011	1985	350,000
John Marshall II	Tysons, VA	2011	1996/2010	223,000
Fairgate at Ballston	Arlington, VA	2012	1988	143,000
The Army Navy Club Building	Washington, DC	2014	1912/1987	108,000
1775 Eye Street, NW	Washington, DC	2014	1964	186,000
Subtotal				4,866,000

Schedule of Properties (continued)
September 30, 2015

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET
Retail Centers
Takoma Park	Takoma Park, MD	1963	1962	51,000
Westminster	Westminster, MD	1972	1969	150,000
Concord Centre	Springfield, VA	1973	1960	76,000
Wheaton Park	Wheaton, MD	1977	1967	74,000
Bradlee Shopping Center	Alexandria, VA	1984	1955	171,000
Chevy Chase Metro Plaza	Washington, DC	1985	1975	49,000
Montgomery Village Center	Gaithersburg, MD	1992	1969	197,000
Shoppes of Foxchase	Alexandria, VA	1994	1960/2006	134,000
Frederick County Square	Frederick, MD	1995	1973	227,000
800 S. Washington Street	Alexandria, VA	1998/2003	1955/1959	46,000
Centre at Hagerstown	Hagerstown, MD	2002	2000	332,000
Frederick Crossing	Frederick, MD	2005	1999/2003	295,000
Randolph Shopping Center	Rockville, MD	2006	1972	82,000
Montrose Shopping Center	Rockville, MD	2006	1970	145,000
Gateway Overlook	Columbia, MD	2010	2007	220,000
Olney Village Center	Olney, MD	2011	1979/2003	199,000
Spring Valley Retail Center	Washington, DC	2014	1941/1950	75,000
Subtotal				2,523,000

Schedule of Properties (continued)
September 30, 2015

PROPERTIES	LOCATION	YEAR ACQUIRED	YEAR CONSTRUCTED	NET RENTABLE SQUARE FEET (1)
Multifamily Buildings / # units
3801 Connecticut Avenue / 307	Washington, DC	1963	1951	178,000
Roosevelt Towers / 191	Falls Church, VA	1965	1964	170,000
Park Adams / 200	Arlington, VA	1969	1959	173,000
Munson Hill Towers / 279	Falls Church, VA	1970	1963	258,000
The Ashby at McLean / 256	McLean, VA	1996	1982	274,000
Walker House Apartments / 212	Gaithersburg, MD	1996	1971/2003	157,000
Bethesda Hill Apartments / 195	Bethesda, MD	1997	1986	226,000
Bennett Park / 224	Arlington, VA	2007	2007	214,000
Clayborne / 74	Alexandria, VA	2008	2008	60,000
Kenmore Apartments / 374	Washington, DC	2008	1948	268,000
The Paramount / 135	Arlington, VA	2013	1984	141,000
Yale West / 216	Washington, DC	2014	2011	173,000
The Maxwell / 163	Arlington, VA	2014	2014	139,000
The Wellington / 711	Arlington, VA	2015	1960	842,000
Subtotal (3,537 units)				3,273,000
TOTAL				10,662,000
(1) Multifamily buildings are presented in gross square feet.

Supplemental Definitions
September 30, 2015

Adjusted EBITDA (a non-GAAP measure) is earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities.

Annualized base rent ("ABR") is calculated as monthly base rent (cash basis) per the lease, as of the reporting period, multiplied by 12.
Debt service coverage ratio is computed by dividing earnings attributable to the controlling interest before interest expense, taxes, depreciation, amortization, real estate impairment, gain on sale of real estate, gain/loss on extinguishment of debt, severance expense, relocation expense, acquisition and structuring expenses and gain/loss from non-disposal activities by interest expense (including interest expense from discontinued operations) and principal amortization.

Debt to total market capitalization is total debt divided by the sum of total debt plus the market value of shares outstanding at the end of the period.
Earnings to fixed charges ratio is computed by dividing earnings attributable to the controlling interest by fixed charges. For this purpose, earnings consist of income from continuing operations (or net income if there are no discontinued operations) plus fixed charges, less capitalized interest. Fixed charges consist of interest expense (excluding interest expense from discontinued operations), including amortized costs of debt issuance, plus interest costs capitalized.

Economic occupancy is calculated as actual real estate rental revenue recognized for the period indicated as a percentage of gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

NAREIT Funds from operations ("NAREIT FFO") is defined by The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) in an April, 2002 White Paper as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) associated with sales of property and impairment of depreciable real estate, plus real estate depreciation and amortization. We consider NAREIT FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that NAREIT FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. NAREIT FFO is a non-GAAP measure.

Core Funds From Operations ("Core FFO") is calculated by adjusting NAREIT FFO for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) expenses related to acquisition and structuring activities, (3) executive transition costs and severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments and gains or losses on sale, not already excluded from NAREIT FFO, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FFO serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FFO is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Funds Available for Distribution ("FAD") is calculated by subtracting from NAREIT FFO (1) recurring expenditures, tenant improvements and leasing costs, that are capitalized and amortized and are necessary to maintain our properties and revenue stream (excluding items contemplated prior to acquisition or associated with development / redevelopment of a property) and (2) straight line rents, then adding (3) non-real estate depreciation and amortization, (4) non-cash fair value interest expense and (5) amortization of restricted share compensation, then adding or subtracting the (6) amortization of lease intangibles, (7) real estate impairment and (8) non-cash gain/loss on extinguishment of debt, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Core Funds Available for Distribution ("Core FAD") is calculated by adjusting FAD for the following items (which we believe are not indicative of the performance of Washington REIT’s operating portfolio and affect the comparative measurement of Washington REIT’s operating performance over time): (1) gains or losses on extinguishment of debt, (2) costs related to the acquisition of properties, (3) non-share-based severance expense related to corporate reorganization and related to executive retirements or resignations, (4) property impairments and gains or losses on sale, not already excluded from FAD, as appropriate, and (5) relocation expense. These items can vary greatly from period to period, depending upon the volume of our acquisition activity and debt retirements, among other factors. We believe that by excluding these items, Core FAD serves as a useful, supplementary measure of Washington REIT’s ability to incur and service debt, and distribute dividends to its shareholders. Core FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.

Net Operating Income (“NOI”) is a non-GAAP measure defined as real estate rental revenue less real estate expenses. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization, general and administrative expenses, acquisition costs, real estate impairment and gain or loss on extinguishment of debt. We also present NOI on a cash basis ("Cash NOI") which is calculated as NOI less the impact of straightlining of rent and amortization of market intangibles. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level.

Physical occupancy is calculated as occupied square footage as a percentage of total square footage as of the last day of that period.
Recurring capital expenditures represent non-accretive building improvements and leasing costs required to maintain current revenues. Recurring capital expenditures do not include acquisition capital that was taken into consideration when underwriting the purchase of a building or which are incurred to bring a building up to "operating standard."

Rent increases on renewals and rollovers are calculated as the difference, weighted by square feet, of the net ABR due the first month after a term commencement date and the net ABR due the last month prior to the termination date of the former tenant's term.

Same-store portfolio properties include all stabilized properties that were owned for the entirety of the current and prior reporting periods, and exclude properties under redevelopment or development and properties purchased or sold at any time during the periods being compared. We define redevelopment properties as those for which we expect to spend significant development and construction costs on existing or acquired buildings pursuant to a formal plan which has a current impact on operating results, occupancy and the ability to lease space with the intended result of a higher economic return on the property. Redevelopment and development properties are included in the same-store pool upon completion of the redevelopment or development, and the earlier of achieving 90% occupancy or two years after completion.

Same-store portfolio net operating income (NOI) growth is the change in the NOI of the same-store portfolio properties from the prior reporting period to the current reporting period.